                                                                    EXHIBIT 4.1


                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER




                      MUNICH AMERICAN REINSURANCE COMPANY

                                      AND

                         AMERICAN RE-INSURANCE COMPANY

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER, dated as of the 1st day of July, 1997, (the "Agreement"), is by and among American Re-Insurance Company, a Delaware corporation (the "Company"), American Re Corporation, a Delaware corporation ("Parent"), and Munich American Reinsurance Company, a New York corporation ("MARC") and each shareholder of MARC listed on the signature pages hereof (the "Seller(s)"). Each of MARC and the Company is sometimes referred to herein as a "Constituent Corporation," and the Company is sometimes referred to herein as the "Surviving Corporation."

         WHEREAS, the Company was originally incorporated under the laws of Pennsylvania on March 15, 1917 was formerly known as A.R. Insurance, Inc., and was reincorporated under the laws of New York on July 25, 1933, and was redomesticated under the laws of Delaware on January 1, 1978, and pursuant to its Certificate of Incorporation, has an authorized capital stock of 6,000,000 shares, par value $1.50 per share, one vote per share of which 5,470,713 shares are issued and outstanding; and

         WHEREAS, MARC was incorporated under the laws of New York on September 10, 1975, and pursuant to its Charter, has authorized capital stock of 7,000 common shares, par value $1,000.00 per share, one vote per share, and 71,000 preferred shares, par value $1,000.00 per share, nonvoting except as provided by law, all of which shares of capital stock are issued and outstanding (the "MARC Stock"); and

         WHEREAS, Section 7102(a)(2) of the New York Insurance Law authorizes the merger of an insurance corporation organized under the laws of New York into an insurance corporation organized under the laws of another state and Section 4930 of the Delaware Insurance Code authorizes the merger of stock insurers organized under the laws of another state into a stock insurer organized under the laws of the State of Delaware; and

         WHEREAS, the Boards of Directors of each Constituent Corporation have each determined that it is in the best interests of such Constituent Corporation, and their respective shareholders and stockholders, that MARC merge with and into the Company pursuant to this Agreement and pursuant to Article 71 of the New York Insurance Laws, Chapter 49 of the Delaware Insurance Code, other applicable laws of the states of New York and Delaware, and the requirements of the New York State Insurance Department and the Delaware Insurance Department; and

         WHEREAS, the parties hereto intend that the merger contemplated by this Agreement qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, and for the purpose of stating the terms and conditions of the merger, the mode of carrying the same into effect, the treatment of the MARC Stock, and such other details and provisions as are deemed desirable, the parties hereto have agreed, and do hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

I.       THE MERGER

         1.1 The Merger; Effective Date. On the Effective Date (defined below) of the merger and in accordance with the provisions of the laws of Delaware and New York and subject to the terms and conditions hereof, MARC shall be merged with and into the Company, and the Company, as the Surviving Corporation, shall continue to exist and be governed by the General Corporation Law of the State of Delaware and the Delaware Insurance Code and the name of the Surviving Corporation shall be American Re-Insurance Company.

         As soon as practicable following fulfillment of the terms and conditions provided herein, and provided that this Agreement has not been terminated or abandoned pursuant to Article VIII hereof, the Company and/or MARC, as the case may be, will cause all of the following conditions to be satisfied: (i) the Company will file a power of attorney with the Superintendent of the New York Insurance Department in compliance with Section 1212 of the New York Insurance Law; (ii) the Company and MARC will file a duplicate or certified copy of this Agreement, duly approved by the Commissioner of Insurance of the State of Delaware, with the Superintendent of the New York Insurance Department in compliance with Section 7106 of the New York Insurance Law; (iii) the Company and MARC will cause the Certificate of Merger in substantially the form of
Exhibit 1 hereto (the "Certificate of Merger") to be executed, verified and delivered for filing with the office of the Secretary of State of the State of Delaware as provided in Section 252 of the General Corporation Law of Delaware;
(iv) the Company will cause a signed or conformed copy of the Certificate of Merger, to be recorded in the Office of the Recorder of New Castle County, State of Delaware, in accordance with the provisions of Section 103 of the General Corporation Law of Delaware; and (v) the Company will cause a signed or conformed copy of the Agreement approved by the Superintendent of the New York Insurance Department and the

Commissioner of Insurance of the State of Delaware, to be filed with the office of the Clerk of New York County, State of New York, which is the county where the principal office of MARC is located and in the office of the recording officer of each county in which MARC's real property is situated, in accordance with Section 907(h) of the New York Business Corporation Law.

         Assuming all necessary corporate and regulatory approvals have been obtained, and all necessary filings shall have been made, the merger shall become effective as of 12:01 a.m, July 1, 1997 (hereinafter the "Effective Date").

         1.2 EFFECTS OF THE MERGER. On the Effective Date, the separate existence of MARC shall cease. The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, interests, powers and franchises of each of such Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of such Constituent Corporations on whatever account as well as all other things in action or belonging to each of such Constituent Corporations shall be vested in such Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of such Surviving Corporation as they were of such Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, New York or any other jurisdiction, in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of such laws; but all rights of creditors and all liens upon any property of either of such Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, obligations, commitments and duties of such Constituent Corporations shall thenceforth attach to such Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations, commitments and duties had been incurred or contracted by it. No action or proceeding, civil or criminal, then pending by or against either Constituent Corporation or any policyholder, shareholder, officer or director thereof, shall be abated or discontinued by the merger but may be enforced, prosecuted, settled or compromised as if the merger had not occurred, or the Surviving Corporation may be substituted in place of MARC by order of the court in which the action or proceeding may be pending.

         1.3 CERTIFICATE. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Date and as set forth as Exhibit 2 shall be the Certificate of Incorporation of the Surviving Corporation and may be amended from time to time after the Effective Date as provided by law.

         1.4 BY-LAWS. The By-Laws of the Company as in effect immediately prior to the Effective Date shall continue unchanged as the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

         1.5 DIRECTORS AND OFFICERS. (a) From and after the Effective Date, the members of the Board of Directors of the Surviving Corporation shall consist of Edward J. Noonan, Mahmoud M. Abdallah, Albert J. Beer, Robert K. Burgess, Edward B. Jobe, Kenneth J. LeStrange and John N. Lombardo, each of such persons to serve in accordance with the By-Laws of the Surviving Corporation until his successor is elected and qualified or until his earlier death, resignation or removal. If on or after the Effective Date a vacancy shall exist in the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law and by the By-Laws of the Surviving Corporation.

         (b) From and after the Effective Date, the elected officers of the Company shall be the elected officers of the Surviving Corporation to serve in office at the pleasure of the Board of Directors of the Surviving Corporation, until their successors are elected and qualified or until their earlier death, resignation or removal.

         1.6 APPROVAL BY STOCKHOLDERS. This Agreement has been approved by Parent, as the sole stockholder of the Company and by the Seller(s), as each and every stockholder of MARC, as provided by the applicable laws of the states of Delaware and New York, respectively (collectively the "Stockholders").


II.      MODE OF CARRYING THE MERGER INTO EFFECT

         2.1 TERMS OF THE MERGER. On the Effective Date, by virtue of the merger and without any action on the part of the Company, Parent, MARC, the Seller(s) or any holder of any of the shares, each share of MARC Stock issued and outstanding immediately prior to the Effective Date shall by virtue of the merger be canceled and extinguished. Each share of issued and outstanding capital stock of the Surviving Corporation, consisting of 5,470,713 shares of capital stock (par value $1.50 per share; one vote per share), on the Effective Date shall continue to evidence the same number of shares of the capital stock of the Surviving Corporation. As a result, the Parent will continue to hold the same number of issued and outstanding shares of capital stock of the Surviving Corporation (5,470,713 shares) upon effectiveness of the merger as it did in the Surviving Corporation prior to the merger. Concurrent with the merger and the effectiveness of this Agreement, the Parent shall issue to Seller(s) an additional 25.92804 shares of common stock of Parent ("Parent Shares") with such rights as are set forth in Parent's amended Certificate of Incorporation with the allocation of Parent Shares to each Seller made as specified on EXHIBIT 3 to this Agreement.

         2.2 TAKING OF NECESSARY ACTION; FURTHER ACTION. Parent, MARC,
Seller(s) and the Company, respectively, shall take all such lawful action as may be necessary or appropriate in order to effectuate the merger as promptly as possible. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, and to vest the Surviving Corporation with full right, title and possession of all assets, property, rights, privileges, powers, and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and agrees with, Seller(s) and MARC as follows:

         3.1 ORGANIZATION AND QUALIFICATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority (corporate and other) to own its properties and to carry on its business as it is now being conducted. Copies of the Company's Certificate of Incorporation, as amended, and By-Laws, as amended, have been delivered to Seller(s) and are complete and correct and, as so amended, in full force and effect. The Company is duly authorized to transact insurance and reinsurance under the laws of the States of New York and Delaware. Copies of the Company's Certificates of Authority in the States of New York and Delaware have been delivered to Seller(s) and are in full force and effect.

         3.2 AUTHORITY. The Company is in compliance with all requirements relating to foreign corporations doing business in New York. The Company has full power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is valid and binding upon the Company in accordance with its terms.

         3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 6,000,000 shares of capital stock. As of March 31, 1997, there were issued and outstanding 5,470,713 shares of capital stock, all of which shares were validly issued and fully paid and are nonassessable. Since March 31, 1997 there have been no changes in the authorized, issued or outstanding shares of the Company. There are no shares reserved for issuance and the Company has no commitment to issue or sell any shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from the Company, any shares and no securities or obligations representing such rights are outstanding.

         3.4 STOCKHOLDER CONSENT. The stockholder vote required by law to approve and adopt this Agreement on behalf of the Company is a majority of the issued and outstanding stock of the Company's one class of capital stock entitled to vote thereon.

IV.      REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to, and agrees with, the Seller(s) and MARC as follows:

         4.1 ORGANIZATION AND QUALIFICATION, ETC. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority (corporate and other) to own its properties and to carry on its business as it is now being conducted.

         4.2 AUTHORITY. Parent has full power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and is valid and binding upon Parent in accordance with its terms.

V.       REPRESENTATIONS AND WARRANTIES OF MARC

         MARC hereby represents and warrants to, and agrees with, Parent and Company as follows:

         5.1 ORGANIZATION AND QUALIFICATION, ETC. MARC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Copies of MARC's Charter and By-Laws have been delivered to the Company and are complete and correct and in full force and effect. MARC is duly authorized to transact insurance and reinsurance under the laws of the States of New York and Delaware. Copies of MARC's Certificates of Authority in the States of New York and Delaware have been delivered to the Company and are in full force and effect.

         5.2 AUTHORITY. MARC has full power and authority to execute and deliver this Agreement, to perform the transactions contemplated hereby and to consummate the merger. This Agreement has been duly authorized, executed and delivered by MARC and is valid and binding upon MARC in accordance with its terms.

         5.3 CAPITALIZATION. The authorized capital stock of MARC consists of 71,000 shares of preferred stock and 7,000 shares of common stock. As of March 31, 1997, there were issued and outstanding 71,000 shares of preferred stock and 7,000 shares of common stock, all of which shares were validly issued and fully paid and are nonassessable. Since March 31, 1997, there have been no changes in the authorized, issued or outstanding shares of MARC. There are no shares reserved for issuance and MARC has no commitment to issue or sell any shares or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from MARC, any shares and no securities or obligations representing such rights are outstanding.

         5.4 SHAREHOLDER CONSENT. The shareholder vote required by law to approve and adopt this Agreement on behalf of MARC is two-thirds of the issued and outstanding shares of MARC's one class of common shares entitled to vote thereon.

VI.      REPRESENTATIONS AND WARRANTIES OF SELLER(S)

         Each Seller represents and warrants to, and agrees with, the Parent and Company as follows:

         6.1 ORGANIZATION AND QUALIFICATION, ETC. Each Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Germany, and has full power and authority (corporate and other) to own its properties and to carry on its business as it is now being conducted.

         6.2 AUTHORITY. Each Seller has full power and authority to execute and deliver this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each Seller and is valid and binding upon such Seller in accordance with its terms.

VII.     MUTUAL COVENANTS AND AGREEMENTS

         7.1 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to promptly take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including, without limitation, attempting to obtain all necessary consents and approvals of, permits from, and assurances of no objection to the merger at other rulings from the appropriate governmental authorities to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party to this Agreement shall cause its proper officers and directors to take all such necessary action to effectuate such purpose.

         7.2 ACCESS. From the date hereof to the Effective Date, each party shall provide the other parties with such information and permit the other parties' officers and representatives such access to its properties and books and records as the other parties may from time to time reasonably request.

         7.3 NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date and (ii) any material failure by such party, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

VIII.    TERMINATION OR ABANDONMENT

         8.1 TERMINATION OR ABANDONMENT. Notwithstanding the approval of the Stockholders, this Agreement and the merger may be terminated and abandoned at any time prior to the Effective Date, or as may otherwise be permitted by applicable law, by the Board of Directors of either of the Constituent Corporations.

         8.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement and the merger pursuant to the foregoing provisions of this Article VIII, this Agreement shall become void and have no effect, with no liability on the part of the party electing to cause such termination or abandonment or its Stockholders or directors or officers in respect thereof.

IX.      MISCELLANEOUS

         9.1 WAIVER. At any time prior to the Effective Date, any party may (i) agree to extend the time for performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto, and (iii) waive any conditions or compliance by the other parties with any of the agreements contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         9.2 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed,


               If to Company:    American Re-Insurance Company
                                 555 College Road East
                                 Princeton, New Jersey  08543-5241
                                 Attention:  Robert K. Burgess, Executive Vice
                                    President, General Counsel and Secretary

               If to Parent:     American Re Corporation
                                 555 College Road East
                                 Princeton, New Jersey  08543-5421
                                 Attention:  Robert K. Burgess, Executive Vice
                                    President, General Counsel and Secretary

               If to MARC:       Munich American Reinsurance Company
                                 560 Lexington Avenue
                                 New York, New York  10022-6890
                                 Attention:  William J. Albinger, Jr., Senior
                                    Vice President, General Counsel and
                                    Secretary

               If to Seller(s):  Names and Addresses as noted on Exhibit 3 or such other address as shall be furnished in writing by any party to the other prior to the giving of applicable notice or communication, and such notice or communication shall be deemed to have been given as of the date so mailed. Any such notice or communication to or by Parent shall be deemed to be a notice or communication to or by the Company, and any such notice or communication to or by any Seller shall be deemed to be a notice or communication by MARC, unless otherwise specifically stated therein.

         9.3 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.4 HEADINGS. The headings or articles and sections herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         9.5 VARIATION AND AMENDMENT. This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except with the written consent of the other party hereto. This Agreement may be varied or amended only by written action of the Company, Parent, Seller(s) and MARC at any time prior to the Effective Date, provided no such variance or amendment after the Stockholders vote upon the merger shall reduce the consideration to which each Seller is to become entitled as of the Effective Date pursuant to
Section 2.1.

         9.6 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties included or provided for in this Agreement shall survive the Effective Date.

         9.7 EXPENSES. Whether or not the merger is consummated, all costs and expenses incurred in connection with this agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         9.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

         9.9 NO ADDITIONAL COMPENSATION. No director, officer, agent or employee of Parent, Seller(s), MARC or the Company shall receive any fee, commission, compensation or other valuable consideration whatsoever for aiding, promoting or assisting in the merger or in the adoption or approval of this Agreement, other than normal and routine fees, commissions, compensations, bonuses and employee benefits currently being paid to such directors, officers, agents and employees in their usual capacity as such.




                     [THIS SPACE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, pursuant to authority duly given by their respective Board of Directors and consistent with the approvals of the merger by the Stockholders, this Agreement and Plan of Merger has been signed on behalf of Parent, MARC, the Seller(s) and the Company by a duly authorized officer of each corporation, all as of the date first above written.

                                            AMERICAN RE-INSURANCE COMPANY

Attest: /s/ Robert K. Burgess               By: /s/ Edward J. Noonan
       ------------------------------          --------------------------------
         Secretary                          Name:  EDWARD J. NOONAN
                                            Title:  Chairman, President and
                                                     Chief Executive Officer


(Seal)



                                            AMERICAN RE CORPORATION

Attest: /s/ Robert K. Burgess               By: /s/ Edward J. Noonan
       ------------------------------          --------------------------------
         Secretary                          Name:  EDWARD J. NOONAN
                                            Title:  President and Chief
                                                    Executive Officer

(Seal)

                                            MUNICH AMERICAN REINSURANCE
                                            COMPANY

Attest:  /s/ William J. Albinger, Jr.       By:  /s/ John N. Lombardo
       ------------------------------          --------------------------------
         Secretary                          Name:  JOHN N. LOMBARDO
                                            Title:  President and Chief
                                                    Executive Officer

(Seal)

                                            MuNCHENER RuCKVERSICHERUNGS-
                                            GESELLSCHAFT AKTIENGESELLSCHAFT
                                            IN MuNCHEN

                                            By: /s/ Dr. Schinzler
Attest: /s/ Udo Knoke                       By: /s/ Dr. Hasford
       ------------------------------          --------------------------------
         Secretary                          Name:Dr. Schinzler/Dr. Hasford
                                            Title: President  /Member of the
                                                               Board

(Seal)

                                            MUNICH MANAGEMENT CORPORATION,
                                            U.S. MANAGER OF MUNICH REINSURANCE
                                            COMPANY, UNITED STATES BRANCH

Attest: /s/ William J. Albinger, Jr.        By: /s/ Hans Rathnow
       ------------------------------          --------------------------------
         Secretary                          Name: Hans Rathnow
                                            Title:  President

(Seal)

                                            ALLIANZ AKTIENGESELLSCHAFT

                                            By: /s/ Dr. Helga Jung
Attest:                                         /s/ Stefan Theissing
       ------------------------------          --------------------------------
         Secretary                          Name: Dr. Helga Jung
                                            Title:  Vice President

                                            Name: Stefan Theissing
                                            Title: Vice President

(Seal)

                                            VICTORIA VERSICHERUNG AG

                                            By: /s/ Dr. E. Jannott
Attest:                                         /s/ Dr. F.W. Hopp
       ------------------------------          --------------------------------
         Secretary                          Name:   Dr. E. Jannott
                                            Title:  President

                                            Name:   Dr. F.W. Hopp
                                            Title:  Member of the Board

(Seal)

                   EXHIBIT 1 TO AGREEMENT AND PLAN OF MERGER


                             Certificate of Merger

                             CERTIFICATE OF MERGER
                                    MERGING
                       MUNICH AMERICAN REINSURANCE COMPANY
                                 WITH AND INTO
                          AMERICAN RE-INSURANCE COMPANY
         (Pursuant to Section 907 of the Business Corporation Law of the
         State of New York and Section 252 of the General Corporation Law
                            of the State of Delaware)

    American Re-Insurance Company, a Delaware corporation ("AMERICAN RE"), DOES HEREBY CERTIFY AS FOLLOWS:

    FIRST: That Munich American Reinsurance Company, a New York corporation ("MARC"), was originally incorporated on September 10, 1975 pursuant to the laws of the State of New York, and pursuant to its Charter, has authorized capital stock of 7,000 common shares, par value $1,000 per share, one vote per share, and 71,000 preferred shares, par value $1,000 per share, nonvoting except as provided by law, all of which authorized shares of capital stock are issued and outstanding. The shareholder vote required by law to approve and adopt this Certificate of Merger on behalf of MARC is two-thirds of the issued and outstanding shares of MARC's one class of common shares entitled to vote thereon. MARC was first granted a certificate of authority in New York on December 29, 1975.

    SECOND: That American Re was originally incorporated on March 15, 1917, pursuant to the laws of the State of Pennsylvania, and was reincorporated under the laws of the State of New York on July 25, 1933, and was redomiciled under the laws of the State of Delaware on January 1, 1978 and pursuant to its Certificate of Incorporation, has an authorized capital stock of 6,000,000 shares, par value $1.50 per share, one vote per share, of which 5,470,713 shares are issued and outstanding. The stockholder vote required by law to approve and adopt this Certificate of Merger on behalf of American Re is a majority of the issued and outstanding stock of American Re's one class of capital stock entitled to vote thereon. American Re was first granted a certificate of authority in New York on October 13, 1917.

    THIRD: That effective June 16, 1997, the Board of Directors of American Re approved and adopted by unanimous written consent in lieu of a meeting, the Merger Agreement (defined below), and at 10:30 a.m. on June 16, 1997, at a meeting held at 560 Lexington Avenue, New York, New York 10022, the Board of Directors of MARC approved and adopted the Merger Agreement (defined below).

    FOURTH: That an Agreement and Plan of Merger, dated as of July 1, 1997, (the "MERGER AGREEMENT"), among American Re Corporation, a Delaware corporation and the sole stockholder of American Re ("ARC"), each and every shareholder of MARC (the "MARC Shareholder(s)"), American Re, and MARC was submitted to ARC, as the sole stockholder of American Re, and to the MARC Shareholder(s) as each and every shareholder of MARC, and was approved and adopted by each by unanimous written consent in lieu of a meeting, in accordance with and in compliance with the laws of the State of New York and the State of Delaware (including but not limited to Sections 902 and 903 of the Business Corporation Law of the State of New York and Section 252(c) of the General Corporation Law of the State of Delaware).

    FIFTH: That the Merger Agreement attached hereto as EXHIBIT A has been approved, adopted, certified, executed, acknowledged and delivered by the parties thereto in accordance with the laws of the State of New York and the State of Delaware (including but not limited to Sections 902 and 903 of the Business Corporation Law of the State of New York and Section 252(c) of the General Corporation Law of the State of Delaware).

    SIXTH: That the merger is permitted by the laws of the State of New York and the laws of the State of Delaware.

    SEVENTH: That the name of the surviving corporation (the "SURVIVING CORPORATION") shall be American Re-Insurance Company.

    EIGHTH: That the effective date of the Merger shall be 12:01 a.m., July 1, 1997.

    NINTH: That the Certificate of Incorporation of American Re shall be the Certificate of Incorporation of the Surviving Corporation.

    TENTH: That an executed copy of the Merger Agreement is on file at an office of the Surviving Corporation at the following address:

                           555 College Road East
                           Princeton, New Jersey 08543-5241

    ELEVENTH: That a list of the continuing directors of the Surviving Corporation is attached hereto as EXHIBIT B to serve in office until their successors are elected and qualified or until their earlier death, resignation or removal.

    TWELFTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any shareholder of MARC or stockholder of American Re.

    THIRTEENTH: That subject to the provisions of Section 623 of the Business Corporation Law of the State of New York, American Re will promptly pay the shareholder(s) of MARC, the amount, if any, to which they shall be entitled under the Business Corporation Law of the State of New York relating to the right of shareholders to receive payment for their shares.

    FOURTEENTH: That American Re hereby consents to service of proceess in New York in any action or special proceeding for the enforcement of any liability of or obligation of MARC and for the enforcement of the right of the shareholder(s) of MARC to receive payment for its shares against the Surviving Corporation.

    FIFTEENTH: That American Re hereby designates by power of attorney the Superintendent of the New York Insurance Department and his successors in office and authorized deputies, as its true and lawful attorney and agent for service of process in any action or special proceeding in the manner set forth in paragraph (b) of Section 1212 of the New York Insurance Law. Copies of any process served upon the Superintendent of the New York Insurance Department shall be mailed to the following address:

                           555 College Road East
                           Princeton, New Jersey 08543-5241
                           Attn: Secretary




                     [THIS SPACE LEFT INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, American Re has caused this Certificate of Merger to be signed by Edward J. Noonan, its President and Chief Executive Officer, and attested by Robert K. Burgess, its Executive Vice President, General Counsel and Secretary; and MARC has caused this Certificate of Merger to be signed by John N. Lombardo, its President and Chief Executive Officer, and attested by William J. Albinger, Jr., its Senior Vice President, General Counsel and Secretary, this 1st day of July, 1997.

                                AMERICAN RE-INSURANCE COMPANY


                                   By:________________________
                                   Name: EDWARD J. NOONAN
                                   Title: President and Chief Executive Officer

ATTEST:

By: ____________________
Name:  ROBERT K. BURGESS
Title: Executive Vice President
       General Counsel and Secretary



                                MUNICH AMERICAN REINSURANCE COMPANY

                                 By: _______________________
                                 Name:  JOHN N. LOMBARDO
                                 Title: President and Chief Executive Officer



ATTEST:

By: _____________________
Name:  WILLIAM J. ALBINGER, JR.
Title: Senior Vice President
       General Counsel and Secretary

                         EXHIBIT A TO CERTIFICATE OF MERGER


                            AGREEMENT AND PLAN OF MERGER

                         EXHIBIT B TO CERTIFICATE OF MERGER


                 CONTINUING DIRECTORS OF AMERICAN RE-INSURANCE COMPANY

                 CONTINUING DIRECTORS OF AMERICAN RE-INSURANCE COMPANY


NAMES                        ADDRESSES


Edward J. Noonan             555 College Road East, Princeton, N.J. 08543-5241

Mahmoud M. Abdallah          555 College Road East, Princeton, N.J. 08543-5241

Albert J. Beer               555 College Road East, Princeton, N.J. 08543-5241

Robert K. Burgess            555 College Road East, Princeton, N.J. 08543-5241

Edward B. Jobe               555 College Road East, Princeton, N.J. 08543-5241

Kenneth J. LeStrange         555 College Road East, Princeton, N.J. 08543-5241

John N. Lombardo             560 Lexington Avenue, New York, N.Y. 10022-6890

                   EXHIBIT 2 TO AGREEMENT AND PLAN OF MERGER


                  Certificate of Incorporation of the Company

                         CERTIFICATE OF INCORPORATION
                                      OF
                         AMERICAN RE-INSURANCE COMPANY

                                  ARTICLE I

    The name of the Company is AMERICAN RE-INSURANCE COMPANY. The Company is a continuance of the corporate existence, through adoption of the State of Delaware as the corporate domicile, of American Re-Insurance Company, a corporation incorporated under the laws of the State of Pennsylvania on March 15, 1917 and reincorporated under the laws of the State of New York on July 25, 1933. Pursuant to Section 4943 of the Delaware Insurance Code, being Title 18 of the Delaware Code, the date of incorporation of the Company is March 15, 1917.

                                  ARTICLE II

    The registered office of the Company is located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at such address is the United States Corporation Company.

                                  ARTICLE III

    The purpose of the Company is to engage in any lawful act or activity authorized for an insurance company and a reinsurance company under the provisions of Sections 903, 904, 905, 906 and 907 of the Delaware Insurance Code, being Title 18 of the Delaware Code, and to engage in any lawful act or activity incidental or collateral thereto. Nothing herein contained shall require the Company to insure every kind of risk which it is authorized to insure.

                                   ARTICLE IV

    The total number of shares which the Company shall have authority to issue is 6,000,000 shares of capital stock and the par value of each share is $1.50 per share which shares shall be transferable only upon the books of the Company in conformity with its By-Laws.

                                   ARTICLE V

    The Board of Directors may from time to time make, alter or repeal the By-Laws of the Company; provided, that any By-Laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-Laws may be made, by the stockholders of the Company.

                                   ARTICLE VI

    The Company reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE VII

    The election of Directors need not be by written ballot except to the extent provided for in the By-Laws.

                   EXHIBIT 3 TO AGREEMENT AND PLAN OF MERGER


                Shares of ARC Stock in Exchange for MARC Shares


                SHARES OF ARC STOCK IN EXCHANGE FOR MARC SHARES




SELLER(S)/ADDRESS(ES)                        MARC           MARC                ARC
                                             COMMON         PREFERRED           COMMON
                                             SHARES         SHARES              STOCK
                                             HELD           HELD                (to be issued)(1)


MUNCHENER RUCKVERSICHERINGS-GESELLSCHAFT     1,925          19,525              7.13021
AKTIENGESELLSCHAFT IN MUNCHEN
107 Koniginstrasse
80802 Munich, Germany

MUNICH RE U.S. BRANCH                        1,575          15,975              5.83381
560 Lexington Avenue
New York, New York 10022-6890

ALLIANZ AKTIENGESELLSCHAFT                   2,800          28,400              10.37122
28 Koniginstrasse
80802 Munich, Germany

VICTORIA VERSICHERUNG AG                       700           7,100              2.59280
40198 Dusseldorf
Victoriaplatz 1, Germany

TOTALS                                       7,000          71,000              25.92804




___________________________
(1) ARC Stock per share valued at $32,783,036.85 based on acquisition cost of $3,278,303,685.